Annual General Meeting of Shareholders
                                  June 17, 1996

Dear Shareholder:

         It's a pleasure for us to extend to you a cordial invitation to attend the Annual General Meeting of Shareholders of Coastal Caribbean Oils & Minerals, Ltd. for the fiscal year 1995 at the offices of Conyers, Dill & Pearman, Clarendon House, Church Street, Hamilton, Bermuda on Monday, June 17, 1996 at 11:00 A.M..

         We know that most of our Shareholders are unable personally to attend the Annual Meeting. Proxies are solicited so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend, please take a few minutes now to vote, sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

         Besides helping us conduct business at the annual meeting, there is another reason for you to return your proxy vote card. Under the abandoned property law of some states, a shareholder may be considered "missing" if that stockholder has failed to communicate with us in writing. The return of your proxy vote card qualifies as written communication with us.

         The Notice of Annual General Meeting and Proxy Statement accompanying this letter describe the business to be acted on at the meeting.

         As in the past, members of management will review with you the Company's results and will be available to respond to questions during the meeting.

         We look forward to seeing you at the meeting.

                                        Sincerely,



                                        Benjamin W. Heath
May 17, 1996                            President

                     COASTAL CARIBBEAN OILS & MINERALS, LTD.
                         Clarendon House, Church Street
                                Hamilton, Bermuda
                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  June 17, 1996

         NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of COASTAL CARIBBEAN OILS & MINERALS, LTD. (the "Company") will be held on Monday, June 17, 1996, at 11:00 A.M., local time, at the offices of Conyers, Dill & Pearman, Clarendon House, Church Street, Hamilton, Bermuda, for the following purposes:

         To receive the report of the independent auditors and the financial statements for the year ended December 31, 1995 and to vote on the following:

     1. To elect five members of the Board of Directors;

     2. To ratify the appointment of independent auditors of the Company for the year ending December 31, 1996;

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         This notice and proxy statement and the enclosed form of proxy are being sent to Shareholders of record as of May 17, 1996 to enable such holders to state their instructions with respect to the voting of their shares. Proxies should be returned to the American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, N.Y. 10005 in the reply envelope enclosed.

                                          By order of the Board of Directors,


                                          James R. Joyce
                                          Assistant Secretary

Dated:  May 17, 1996
-------------------------------------------------------------------------------
                                RETURN OF PROXIES

         SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE ANNUAL GENERAL MEETING ARE URGED TO VOTE BY PROMPTLY SIGNING, DATING, AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE PROVIDED.
-------------------------------------------------------------------------------

                     COASTAL CARIBBEAN OILS & MINERALS, LTD.
                         Clarendon House, Church Street
                                Hamilton, Bermuda
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                               GENERAL INFORMATION

         This proxy statement is furnished to the Shareholders of Coastal Caribbean Oils & Minerals, Ltd., a Bermuda company (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual General Meeting of Shareholders to be held at the offices of Conyers, Dill & Pearman, Clarendon House, Church Street, Hamilton, Bermuda, on Monday, June 17, 1996 at 11:00 A.M., local time, and at any adjournments or postponements thereof. The notice of meeting, proxy statement and proxy are being mailed on or about May 17, 1996. A proxy may be revoked at any time before it is voted by (1) so notifying the Company in writing; (2) signing and dating a new and different proxy card; or (3) voting your shares in person or by your duly appointed agent at the meeting.

         The Company expects to solicit proxies primarily by mail. To the extent necessary to assure sufficient representation of shares at the meeting, proxies may be solicited by telephone and in person. The Company will request brokers, banks and other nominees to forward copies of proxy material to beneficial owners or other persons for whom they hold common stock and to obtain authority for the execution and delivery of proxies. In addition, the Company has retained Morrow & Co. Inc., to assist in the distribution and solicitation of proxy materials for an estimated fee of $3,500.00 plus out-of-pocket expenses. The only other expenses anticipated are the ordinary expenses incurred in connection with the preparation, assembling, mailing and other distribution of the material. All costs of the solicitation will be borne by the Company.

         The record date for the determination of Shareholders entitled to notice of and to vote at the meeting has been fixed by the Board of Directors as the close of business on May 17, 1996. On that date there were 33,373,632 shares of common stock outstanding, which were held by approximately 14,100 Shareholders of record. The holders of twenty-five percent of the total number of shares entitled to be voted at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. Each outstanding share is entitled to one vote at the meeting. Abstentions and broker votes will be counted neither as votes in favor of nor as votes opposed to any proposition brought before the meeting.

         Bye-Law No. 21 of the Company provides as follows:

                  Any matters to be voted upon at any meeting of Shareholders must be approved, not only by a majority of the shares voted at such meeting, but also by a majority in number of the Shareholders present in person or by proxy and entitled to vote thereon. When shares are held by members or Shareholders of another company, association or similar entity and such persons act in concert, or when shares are held by or for a group of Shareholders whose members act in concert by virtue of any contract, agreement or understanding, such persons shall be deemed to be one shareholder for the purpose of this Bye-Law. In the case of the election of Directors, if no candidate for one or more directorships receives both such majorities, and any vacancies remain to be filled, each person who receives the majority in number of the Shareholders present in person or by proxy and voting thereon shall be elected to fill such vacancies by virtue of having received such majority.

The Company will determine whether Shareholders have acted in concert, depending on the circumstances and the evidence, if any, that Shareholders were in fact so acting and should therefore be treated as one shareholder. The Company may require brokers, banks and other nominees holding shares for beneficial owners to furnish information with respect to such beneficial owners for the purpose of applying this provision. The proxy delivered with this proxy statement includes a representation that the person signing the proxy is not acting in concert as described above.

         SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UPON WRITTEN REQUEST TO COASTAL CARIBBEAN OILS & MINERALS, LTD., C/O G&O'D INC, 149 DURHAM ROAD, OAK PARK - UNIT 31, MADISON, CONNECTICUT 06443.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Nominees

         At the meeting, five directors are to be elected to hold office until the Annual Meeting of Shareholders for the 1996 fiscal year and until their successors have been duly elected and qualified. All nominees are currently directors of the Company. The persons named in the accompanying proxy will vote all properly executed proxies for the election of the persons named in the following table unless authority to vote for one or more of the nominees is withheld.

 MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.


                               Year First                    Age and Business Experience                   Other Offices Held With
           Name                  Elected                      for the past Five Years*                             Company

Benjamin W. Heath                 1962          Mr.  Heath is  Chairman  and a  director  of  Coastal             President
                                                Petroleum   Company   ("Coastal   Petroleum"),    the
                                                Company's   subsidiary,   a  director   of   Magellan
                                                Petroleum   Corporation   ("MPC"),   Chairman  and  a
                                                director  of  Magellan  Petroleum  Australia  Limited
                                                ("MPAL"),  a majority owned  subsidiary of MPC, and a
                                                director of Canada Southern  Petroleum Ltd.  ("Canada
                                                Southern").  Age eighty-one.

Phillip W. Ware                   1985          Mr. Ware, a geologist,  has been President of Coastal           Vice President
                                                Petroleum  since  April  1985.  He is also a director
                                                of Coastal Petroleum.  Age forty-six.

Charles T. Collis                 1987          Mr.  Collis is a member  of the law firm of  Conyers,             Secretary
                                                Dill &  Pearman,  Hamilton,  Bermuda,  the  Company's                 **
                        Bermuda counsel. Age sixty-three.

John D. Monroe                    1981          Mr.  Monroe is a real estate  broker and was formerly                 **
                                                President of  Monroe-Buman  RealEstate,   Inc.,  a
                                                real estate brokerage and  development  firm in Naples,
                                                Florida.    Age sixty-nine.

C. Dean Reasoner                  1966          Mr. C. Dean  Reasoner  is a member of the law firm of
                                                Reasoner,  Davis  &  Fox,  Washington,  D.C.  He is a
                                                director of Coastal  Petroleum,  MPC, MPAL and Canada
                                                Southern.   See  "Certain  Business   Relationships".
                                                Age seventy-nine.
-------------------------

* All of the named companies are engaged in oil, gas, or mineral exploration and/or development except where noted. The business experience  described  for each  director  above  covers  the past five years.
**       Member of Audit Committee.

         The Company is not aware of any arrangements or understandings between any of the individuals named above and any other person pursuant to which any of the individuals named above was selected as a director and/or executive officer. The Company is not aware of any family relationship among the officers and directors of the Company or its subsidiary.

Board of Directors; Committees; Attendance

         The directors of the Company are elected to one-year terms at the Annual Meeting of Shareholders of the Company. All officers of the Company are elected annually and serve at the pleasure of the Board of Directors.

         The principal functions of the Audit Committee are: (1) to recommend the particular persons or firm to be employed by the Company as its independent auditors; (2) to consult with the persons or firm so chosen to be the independent auditors with regard to the plan of audit; (3) to review, in consultation with the independent auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; and (4) to consult with the independent auditors (periodically, as appropriate, out of the presence of management) with regard to the adequacy of internal controls. During 1995, the Audit Committee, which was comprised of Messrs. Collis and Monroe, met once.

         The Company does not presently have standing nominating or compensation committees of the Board of Directors. The functions that would be performed by such committees are performed by the Board of Directors.

         There were four meetings of the Board of Directors of the Company held during 1995. None of the directors attended less than seventy-five percent of the aggregate number of meetings of the Board of Directors and the Committees on which they served.

            ADDITIONAL INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

         The following table sets forth certain summary information concerning the compensation of Mr. Benjamin W. Heath, President and Chief Executive Officer of the Company. No other executive officers of the Company earned in excess of $100,000 during fiscal year 1995.



-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                              Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------------------------

                                                         Annual Compensation                Long Term
                                                                                           Compensation          All Other
                    Name and                                                                  Award            Compensation
               Principal Position                    Year                Salary ($)      Options/SARs(#)          ($) (2)

---------------------------------------- -------------------- --------------------- ------------------ ----------------------------

         Benjamin W. Heath, President                1995                40,000               60,000               12,000
         and Chief Executive Officer                 1994                26,250                    -                9,937
                                                     1993                25,000(1)                 -                6,750
---------------------------------------- -------------------- --------------------- ------------------ ----------------------------

     (1) Paid in February 1994.

     (2) Reimbursement for office expense $6,000 in 1995, $6,000 in 1994 and $3,000 in 1993. Payment to SEP-IRA pension plan $6,000 in 1995, $3,937 for 1994 and $3,750 for 1993.

Compensation of Directors

         John D. Monroe received a director's fee of $15,000 for the year 1995. On March 7, 1995, Directors Collis, Monroe and Ware were granted options to purchase 50,000, 50,000 and 100,000 shares of the common stock of the Company, respectively. The exercise price of the options is $1.35 per share, the market price on the date of grant.

Compensation Committee Interlocks and Insider Participation

     The entire board of directors is the compensation committee. Benjamin W. Heath and Phillip W. Ware are directors and the Presidents, respectively, of Coastal Caribbean and Coastal Petroleum. Mr. C. Dean Reasoner, a director, is a partner in the law firm of Reasoner, Davis & Fox which was paid $118,000 for legal services rendered in 1995.

     Messrs. Heath and Reasoner also serve as directors of MPC, MPAL and Canada Southern Petroleum Ltd. Mr. Heath is Chairman of MPAL. Reasoner, Davis & Fox also renders services to MPC and Canada Southern Petroleum Ltd..

Compensation Committee Report on Executive Compensation

     The Compensation Committee, consisting of the entire board of directors, submits the following report for 1995:

         The Board of Directors does not maintain specific compensation policies applicable to the Company's executive officers, and the Board has established no specific relationship between corporate performance and executive compensation. Compensation has been determined based on the skills, experience and leadership executive officers have brought to the performance of their duties, and on their ability to protect, defend and pursue the Company's ability to realize value on the Company's exploration leases.

         Charles T. M. Collis
         Benjamin W. Heath
         John D. Monroe
         C. Dean Reasoner
         Phillip W. Ware

Tax Deductibility of Compensation

         Because it is not likely that compensation to any executive will exceed $1 million, and because the Company is a Bermuda corporation not subject to the tax laws of the United States, the Company does not expect that it will be required to comply with the Omnibus Reconciliation Act of 1993 regarding executive compensation..

Stock Options

         The following table provides additional information about the stock options shown in the Summary Compensation Table set forth above that were granted in 1995 to the Named Executive Officer.

===================================================================================================================================
                                               Options/SAR Grants in Fiscal Year 1995
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Potential Realized Value at Assumed
                                                                                                       Annual Rates of Stock
                                      Individual Grants                                          Price Appreciation for Option Term
-----------------------------------------------------------------------------------------------------------------------------------
                                             % of Total
                                            Options/SARs
                             Options/        Granted to         Exercise
                           SARs Granted     Employees in        or Base         Expiration
          Name                  (#)          Fiscal Year      Price ($/Sh)         Date              5% ($)              10% ($)
========================== ============== ================== =============== ================= ==================== ===============

Benjamin W. Heath             60,000             19               1.35         Mar. 6, 2000          20,000              45,000
========================== ============== ================== =============== ================= ==================== ===============

         The following table provides information about stock options exercised during fiscal 1995.

===================================================================================================================================
                           Aggregated Option/SAR Exercises in 1995 and December 31, 1995 Option/SAR Values
===================================================================================================================================
                                                                          Number of Unexercised             Value of Unexercised
                                   Shares                                     Options/SARs                      In-The-Money
                                  Acquired              Value             at December 31, 1995                  Options/SARs
                               On Exercise (#)      Realized ($)                                          at December 31, 1995 ($)
-----------------------------------------------------------------------------------------------------------------------------------
           Name                                                       Exercisable     Unexercisable     Exercisable   Unexercisable
===========================  ====================  ================  ==============  ================  ============== ============
Benjamin W. Heath                    -0-                 -0-            60,000              -                -               -
===========================  ====================  ================  ==============  ================  ============== ============

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total returns, including reinvestment of dividends, if applicable, of Company Stock with the companies in the NASDAQ Index and an Industry Group Index (Media General's Oil, Natural Gas Production Industry Group).

         The chart displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                         1990      1991      1992       1993     1994      1995

Coastal Caribbean        100      488.98     511.24    288.98   577.88    933.50
NASDAQ Stock Index       100      128.35     129.64    155.50   163.26    211.77
Industry Group           100      112.71     110.43    132.26   148.50    157.77

Certain Business Relationships

Reasoner, Davis & Fox

         The Company has retained the services of the law firm of Reasoner, Davis & Fox, of which Mr. C. Dean Reasoner, a director of the Company, is a partner. Fees for legal services rendered to the Company by Reasoner, Davis & Fox amounted to $118,000 for the year. In addition, Reasoner, Davis & Fox is entitled to contingent fees payable in connection with Coastal Petroleum's litigation against the State of Florida of 2.0 percent of any net recovery from execution on or satisfaction of judgment or from settlement of this lawsuit.

G&O'D INC

         During the year 1995, $176,809 was paid or accrued for accounting and administrative services, office facilities and support staff provided to the Company by G&O'D INC, a firm that is owned by Mr. James R. Joyce, Treasurer and Assistant Secretary. The services rendered by G&O'D INC to the Company include the following: preparation and filing of all reports required by Federal and State governments, preparations of reports and registration statements required under the Federal securities laws; preparation and filing of interim, special and annual reports to shareholders; maintaining corporate ledgers and records; furnishing office facilities and record retention. G&O'D is also responsible for the investment of the Company's available funds and other banking relations and securing adequate insurance to protect the Company. G&O'D is responsible for the preparation and maintenance of all the minutes of any directors' and shareholders' meetings, arranging all meetings of directors and shareholders, coordinating the activities and services of all companies and firms rendering services to the Company, responding to stockholder inquiries, and such other services as may be requested by the Company. G&O'D maintains and provides current information about the Company's activities so that the directors of the Company may keep themselves informed as to the Company's activities. G&O'D's fees are based on the time spent in performing these services to the Company.

Royalty Interests

         The State of Florida oil, gas and mineral leases held by Coastal Petroleum on approximately 3,700,000 acres of submerged lands along the Gulf Coast and certain inland lakes and rivers are subject to certain overriding royalties aggregating 1/16th as to oil, gas and sulphur, and 13/600ths as to minerals other than oil, gas and sulphur. Of the overriding royalties as to oil, gas and sulphur, a 1/90th overriding royalty, and of the overriding royalties on minerals other than oil, gas and sulphur, a 1/60th overriding royalty, is held by Johnson & Company, a Connecticut partnership which is used as a nominee by the members of the family of the late William F. Buckley. A trust, in which Mr. Heath has a 54.4 percent beneficial interest, and C. Dean Reasoner have beneficial interests in such royalty interest held by Johnson & Company. No payments have been made to Johnson & Company (or to the beneficial owners of such royalty interests) in more than thirty years.

         In 1990, Coastal Petroleum granted to officers 3.4% of any net recovery from execution on or satisfaction of judgment or from settlement of the lawsuit against the State of Florida as follows:

                                                   Relationship to
                                  Percent of      Coastal Petroleum
      Name                       Net Recovery     at Date of Grant

         Benjamin W. Heath          1.25           Chairman of Board
         Phillip W. Ware            1.25           President
         Arthur B. O'Donnell        0.30           Vice President and Treasurer
         James R. Joyce             0.30           Assistant Treasurer
         James J. Gaughran          0.30           Secretary

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to the number of shares of the Company's Stock owned beneficially, at April 15, 1996, by each person who is known to be the beneficial owner of more than 5% of the outstanding shares of common stock of the Company.

  Name and address of          Amount and nature
    beneficial owner          beneficial ownership          Percent of class **
                             Shares held   Shares subject
                              directly       to option

Leon S. Gross                   3,273,917         -               9.8
3900 Ford Road
Philadelphia, PA   19131

Lykes Minerals Corp.                    -    7,800,000*          18.9
111 East Madison Street
P.O. Box 1690
Tampa, FL   33601
---------------

*        Under  certain  agreements  with  the  Company,  Lykes  Minerals  Corp.
         ("Lykes") has options to purchase shares of Coastal Petroleum, and to exchange shares of Coastal Petroleum for shares of the Company. At March 27, 1996, Lykes had purchased 66 shares of Coastal Petroleum with options to purchase 12 additional shares or a total of 78 shares which are convertible into 7,800,000 shares of the Company.

**       Assumes all outstanding options are exercised to acquire shares of the Company.

         The following table sets forth information as to the number of shares of the Company's common stock owned beneficially at April 15, 1996 by each director of the Company and by all directors and executive officers as a group:

                                       Amount and Nature of
      Name of                          Beneficial Ownership
     Individual                      Shares held                   Percent of
      or Group                         directly      Options (1)     Class
-----------------------                             ----------    ------------             ------
Charles T. Collis                      14,799         50,000           *
Benjamin W. Heath                      40,000         60,000           *
John D. Monroe                            400         50,000           *
C. Dean Reasoner                      165,487              -           *
Phillip W. Ware                         2,611        100,000           *
Directors and executive officers
  as a group (a total of 6 persons)   223,397        310,000          1.6%
---------------

     * Less than 1%.

     (1) Options granted on March 7, 1995 at a price of $1.35 per share, the market price on date of grant. The options are immediately exercisable and expire on March 6, 2000.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1996. Representatives of Ernst & Young LLP are not expected to be present at the meeting. The proxy permits voting for or against, or abstaining from voting for, the ratification of the appointment of auditors. Unless otherwise indicated, the shares will be voted in favor of ratifying the appointment of Ernst & Young LLP.

                MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the meeting, other than those matters referred to in this Proxy Statement.

         Shareholder proposals relating to the Company's Annual General Meeting of Shareholders for the fiscal year ending December 31, 1996 must be received by the Company at its office, c/o Conyers, Dill & Pearman, Clarendon House, Hamilton, Bermuda, by December 14, 1996. The fact that a shareholder proposal is received in a timely manner does not insure its inclusion in the Company's proxy materials. The Company reserves the right to omit any proposals from its Proxy Statement and Form of Proxy where such omission is permitted by the rules of the Securities and Exchange Commission.

         IT  IS  IMPORTANT  THAT  PROXIES  BE  RETURNED   PROMPTLY.   THEREFORE,
SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

                                       By Order of the Board of Directors.

                                       James R. Joyce
                                       Assistant Secretary

Dated:  May 17, 1996